PASSAGE BIO REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS AND PROVIDES RECENT BUSINESS HIGHLIGHTS

●	On track to report interim clinical data for two lead programs, PBGM01 for GM1 gangliosidosis and PBFT02 for frontotemporal dementia (FTD), in 2023
●	Submitted protocol amendment to regulatory authorities for Imagine-1 study for GM1 gangliosidosis to treat patients at a third, higher dose; expect to dose first patient at Dose 3 in second half of 2023
●	Continued momentum in upliFT-D trial for FTD with four global trial sites now initiated
●	Execution supported by strong balance sheet, with cash on hand to fund operations into first half of 2025

PHILADELPHIA – May 11, 2023 – Passage Bio, Inc. (Nasdaq: PASG), a clinical-stage genetic medicines company focused on developing transformative therapies for central nervous system (CNS) disorders, today reported financial results for the first quarter ended March 31, 2023 and provided recent business highlights.

“Over the last quarter, we have maintained a steady focus on the successful execution of our two lead clinical programs, taking the necessary steps to ensure the achievement of our upcoming milestones,” said William Chou, M.D., president and chief executive officer of Passage Bio. “In our Imagine-1 study for GM1 gangliosidosis, we expect to report safety and biomarker data for Cohort 4 by mid-year and begin dosing patients at a third, higher dose in the second half of this year. For FTD, we have expanded our recruitment sites to accelerate enrollment and look forward to reporting initial safety and biomarker data from Cohort 1 by year-end. Our disciplined approach and judicious cash management gives us confidence that we can deliver long-term value for patients and exemplifies our commitment to develop transformative therapies for people with devastating CNS disorders.”

Recent Highlights

●	Submitted protocol amendment for Imagine-1 study to treat patients at a higher dose (Dose 3) of PBGM01: The Imagine-1 clinical trial protocol amendment intends to treat early and late infantile GM1 gangliosidosis patients at a higher dose (Dose 3), which is two times higher than the current high dose (Dose 2). Following regulatory review, the company looks forward to resuming patient enrollment efforts and expects to the dose the first patient at Dose 3 in the second half of the year.
●	Initiated additional site in global Phase 1/2 upliFT-D trial of PBFT02 for the treatment of patients with FTD with granulin mutations (GRN): The company initiated a fourth site in April and remains focused on opening additional sites throughout the year. Enrollment is progressing globally, and initial safety and biomarker data from Cohort 1 patients continues to be expected in the second half of 2023.

Anticipated Upcoming Milestones

●	Present initial safety and biomarker data from Cohort 4 (early infantile, high dose) in the Imagine-1 clinical trial for GM1 in mid-2023.
●	Dose first patient at higher dose (Dose 3) in Imagine-1 clinical trial for GM1 in the second half of 2023.
●	Present initial safety and biomarker data for Cohort 1 in upliFT-D clinical trial for FTD in the second half of 2023.

First Quarter 2023 Financial Results

●	Cash Position: Cash, cash equivalents and marketable securities were $167.8 million as of March 31, 2023, as compared to $267.1 million as of March 31, 2022. The Company expects current cash, cash equivalents and marketable securities to fund operations into the first half of 2025.
●	Research and Development (R&D) Expenses: R&D expenses were $16.8 million for the quarter ended March 31, 2023, as compared to $26.2 million for the same quarter in 2022. The decrease in R&D expenses was primarily due to decreases in clinical manufacturing expenses, wages and benefits expenses and share-based compensation expense.
●	General and Administrative (G&A) Expenses: G&A expenses were $19.0 million for the quarter ended March 31, 2023, as compared to $15.1 million for the same quarter in 2022. The increase in G&A expenses was primarily due to non-recurring expenses related to amendments to the company’s agreements with Catalent, which was partially offset by decreases in wages and benefits expense, share-based compensation expense and other expenses. Excluding the non-recurring expenses related to the Catalent amendments, G&A expenses decreased by $7.4 million.
●	Net Loss: Net loss was $34.3 million, or a net loss of $0.63 per basic and diluted share, for the quarter ended March 31, 2023, compared to $42.8 million, or a net loss of $0.79 per basic and diluted share, for the same quarter in 2022.

About Passage Bio

Passage Bio (Nasdaq: PASG) is a clinical-stage genetic medicines company on a mission to provide life-transforming therapies for patients with CNS diseases with limited or no approved treatment options. Our portfolio spans pediatric and adult CNS indications, and we are currently advancing clinical programs in GM1 gangliosidosis and frontotemporal dementia and our preclinical pipeline, including programs in amyotrophic lateral sclerosis and Huntington’s disease. Based in Philadelphia, PA, our company has established a strategic collaboration and licensing agreement with the renowned University of Pennsylvania’s Gene Therapy Program to conduct our discovery and IND-enabling preclinical work. Through this collaboration, we have enhanced access to a broad portfolio of gene therapy candidates and future gene therapy innovations that we then pair with our deep clinical, regulatory, manufacturing and commercial expertise to rapidly advance our robust pipeline of optimized gene therapies. As we work with speed and tenacity, we are always mindful of patients who may be able to benefit from our therapies. More information is available at www.passagebio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995, including, but not limited to: our expectations about timing and execution of anticipated milestones, including progress of clinical trials and the availability of clinical data from such trials; our expectations about our collaborators’ and partners’ ability to execute key initiatives; our expectations about manufacturing plans and strategies; our expectations about cash runway; and the ability of our lead product candidates to treat their respective target CNS disorders. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our ability to develop and obtain regulatory approval for our product candidates; the timing and results of preclinical studies and clinical trials; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events; the risk that positive results in a preclinical study or clinical trial may not be replicated in subsequent trials or success in early stage clinical trials may not be predictive of results in later stage clinical trials; failure to protect and enforce our intellectual property, and other proprietary rights; our dependence on collaborators and other third parties for the development and manufacture of product candidates and other aspects of our business, which are outside of our full control; risks associated with current and potential delays or work stoppages; and the other risks and uncertainties that are described in the Risk Factors section in documents the company files from time to time with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. Passage Bio undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Passage Bio, Inc.

Balance Sheets

	(Unaudited)
(in thousands, except share data and per share data)	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$33,372	$34,601
Marketable securities	134,402	155,009
Prepaid expenses and other current assets	1,685	926
Prepaid research and development	2,162	6,508
Total current assets	171,621	197,044
Property and equipment, net	21,599	22,515
Right of use assets - operating leases	19,590	19,723
Other assets	433	4,267
Total assets	$213,243	$243,549
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,033	$4,065
Accrued expenses and other current liabilities	10,907	11,011
Operating lease liabilities	3,303	3,275
Total current liabilities	17,243	18,351
Operating lease liabilities - noncurrent	23,649	23,832
Other liabilities	2,000	-
Total liabilities	42,892	42,183

Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.0001 par value: 300,000,000 shares authorized; 54,626,690 shares issued and outstanding at March 31, 2023 and 54,614,690 shares issued and outstanding at December 31, 2022	5	5
Additional paid in capital	697,517	694,733
Accumulated other comprehensive income (loss)	(427)	(966)
Accumulated deficit	(526,744)	(492,406)
Total stockholders’ equity	170,351	201,366
Total liabilities and stockholders’ equity	$213,243	$243,549

Passage Bio, Inc.

Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2023	2022
Operating expenses:
Research and development	$16,836	$26,213
Acquired in-process research and development	—	1,500
General and administrative	19,047	15,099
Loss from operations	(35,883)	(42,812)
Other income (expense), net	1,545	1
Net loss	$(34,338)	$(42,811)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.63)	$(0.79)
Weighted average common shares outstanding, basic and diluted	54,618,799	54,275,751
Comprehensive loss:
Net loss	$(34,338)	$(42,811)
Unrealized gain (loss) on marketable securities	539	(921)
Comprehensive loss	$(33,799)	$(43,732)

For further information, please contact:

Investors:

Stuart Henderson

Passage Bio

267.866.0114

shenderson@passagebio.com

Media:

Mike Beyer
Sam Brown Inc. Healthcare Communications
312.961.2502
MikeBeyer@sambrown.com